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                                                                   EXHIBIT 23.1

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

  We consent to incorporation herein by reference of our report dated February 17, 1995, relating to the consolidated balance sheet of Chiron Corporation and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

San Francisco, California

August 11, 1995